Schedule 14C
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[x]  Definitive Information Statement

                                 Techdyne, Inc.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies: Common Stock, $.01 par value
2)  Aggregate number of securities to which transaction applies: 6,435,345
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable
4)  Proposed maximum aggregate value of transaction:  Not applicable
5)  Total fee paid:  Not applicable

[  ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:  Not applicable
2)  Form, Schedule or Registration Statement No.:  Not applicable
3)  Filing Party:  Not applicable
4)  Date Filed:  Not applicable

                                 TECHDYNE, INC.
                              2230 WEST 77TH STREET
                             HIALEAH, FLORIDA 33016

                                                                  August 1, 2003

 To:        Our Shareholders

 From:      Samuel J. Russell

 Subject:   Invitation to a Special Meeting of Shareholders of  Techdyne, Inc.


         Management is extending its invitation to you to attend a Special Meeting of Shareholders on August 29, 2003. The special meeting is being held at the Company's executive offices located at 2230 West 77th Street, Hialeah, Florida at 10 a.m, for the purpose of approving an amendment to our Restated Articles of Incorporation changing our name to Simclar, Inc., as well as to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         This booklet includes the Notice of Special Meeting and the Information Statement. Proxies are not being solicited since a quorum exists for the meeting through Simclar Group Limited's 73.7% ownership of Techdyne, Inc. The Information Statement provides details as to quorum and voting requirements. The Information Statement also describes the business we will conduct at the meeting, specifically the amendment to our Articles of Incorporation to change our name to Simclar, Inc., and provides information about Techdyne, Inc.

         We look forward to seeing you at the special meeting.

                                                     Samuel J. Russell
                                                     Chairman of the Board and
                                                     Chief Executive Officer

                                 TECHDYNE, INC.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                            Date:      Friday, August 29, 2003
                            Time:      10 a.m.
                                       Place: Executive Offices
                                       2230 West 77th Street
                                       Hialeah, Florida 33016
                                       (305) 556-9210

Dear Shareholder:

         You are cordially invited to attend a Special Meeting of Shareholders of Techdyne, Inc. at which the shareholders will:

         1. Approve an amendment to our Restated Articles of Incorporation changing our name to Simclar, Inc.; and

         2. Transact any other business that may properly be presented at the special meeting.

         If you were a shareholder of record at the close of business on July 28, 2003, you are entitled to vote at the special meeting.

                                       By order of the Board of Directors

                                       David L. Watts
                                       Corporate Secretary

August 1, 2003

                              INFORMATION STATEMENT
                                       FOR
                                 TECHDYNE, INC.
                         SPECIAL MEETING OF SHAREHOLDERS



                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

         Information About the Special Meeting and Voting                   2

         Proposal                                                           4

         Security Ownership of Certain Beneficial Owners and Management     4

                INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Q: Why did you send me an Information Statement?

A: Management of Techdyne, Inc. is asking you to attend and vote at the Special Meeting. This Information Statement summarizes the information you need to know to vote judiciously.

Q: Why did you not send me a proxy?

A: This is because a quorum already exists based upon the approximately 73.7% ownership of Techdyne's voting securities by Simclar Group Limited, our parent company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Q: What does a quorum mean?

A: A quorum means a majority of the outstanding shares. The Special Meeting may only proceed if a quorum is present at the meeting. A majority of the outstanding shares will be present at the meeting through Simclar Group Limited. At July 28, 2003, the record date, there were 6,435,345 shares of Techdyne common stock outstanding. Simclar Group Limited owns 4,745,120 shares of Techdyne common stock or approximately 73.7% of the votes. A shareholder list will be available at our executive offices in Hialeah, Florida at the meeting and for 10 days prior to the meeting for your review.

Q: Who is entitled to vote?

A: Shareholders who owned Techdyne common stock at the close of business on July 28, 2003, the record date.

Q: How many votes do I have?

A: Each share of common stock is entitled to one vote. Techdyne is sending this Information Statement, and the attached Notice of Special Meeting, on or about August 1, 2003 to all shareholders entitled to vote.

Q: What am I voting on?

A: An amendment to our Restated Articles of Incorporation, pursuant to which Techdyne will change its name to Simclar, Inc.

Q: How do I vote?

A: By attending the Special Meeting. At that time you will be given a ballot and you may vote your shares. If your shares of Techdyne common stock are held in the name of a broker, bank or other nominee, you must bring an account statement or letter from the nominee showing you were the beneficial owner of the shares on July 28, 2003, the record date.

Q: Is my vote confidential?

A: Yes. Only the inspectors of election and other employees of Techdyne assisting in tallying the vote will have access to your vote and comments, unless you tell us to disclose such information.

Q: Who counts the votes?

A: We appoint two persons to act as inspectors of election, who each take an oath to accept that responsibility and certify the voting to the Board.

Q: What does it mean if I receive more than one Information Statement?

A: Your shares of Techdyne common stock are probably registered in more than one name or account. It would be appreciated if you would contact our transfer agent, Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004 (Attention: Proxy Department) or by telephone at (212) 635-3654 and tell them to put all of your accounts registered in the same name at the same address; and if there is more than one Techdyne shareholder at that address, that you have no objection and would prefer only one Notice of Special Meeting and registration statement be sent to that address for all persons holding Techdyne common stock at that address.

Q: How much common stock do officers and directors own?

A: Approximately 4,817,753 shares or approximately 74.9% of our common stock as of the record date. This includes Simclar Group Limited's 73.7% (4,745,120 shares) of Techdyne common stock ownership, since Mr. Samuel Russell, our Chairman and Chief Executive Officer, and Mrs. Christina M. J. Russell, a director, own 100% of the shares of Simclar Group Limited.

Q: Who are the largest principal shareholders?

A: Simclar Group Limited is our largest shareholder, owning approximately 73.7% of our shares as of the record date. There is currently no other person that holds more than 1% of our outstanding shares.

Q: Who sends out the Information Statements and Annual Reports and what are the costs?

A: The Company is sending out the Information Statement and Annual Report to shareholders.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these materials to their principals and we will reimburse them for their reasonable expenses in forwarding the materials. Techdyne pays all expenses of preparing and delivering the Information Statements and Annual Reports, including printing, envelopes, mailing and similar out-of-pocket expenses.

Q: Who is eligible to submit a proposal for action at the Special Meeting?

A: To be eligible, you must have continuously held at least $2,000 in market value, or 1%, of Techdyne's common stock for at least one year by the date you submit the proposal. You must continue to hold your Techdyne shares through the date of the meeting. Please remember that Simclar Group Limited's 73.7% ownership will determine the outcome of any proposal. Any proposal should provide the reasons for it, the text of any resolution, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

Q: When are shareholder proposals due for the 2004 Annual Meeting?

A: Shareholder proposals must be submitted in writing by December 27, 2003 to David L. Watts, corporate Secretary, Techdyne, Inc., 1784 Stanley Avenue, Dayton, Ohio 45404. Any proposal should provide the reasons for it, the text of any resolution, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

                             PROPOSAL -- NAME CHANGE

         The board of directors has approved an amendment to our articles of incorporation, subject to approval of the amendment by the shareholders at the Special Meeting. Simclar Group Limited owns 4,745,120 shares or approximately 73.7% of the voting stock of the Company, and intends to vote all of its shares in favor of the amendment to Techdyne's Restated Articles of Incorporation, thereby assuring the approval of the amendment to the Restated Articles of Incorporation to change the name of Techdyne to Simclar, Inc. The following summary does not purport to be complete and is qualified in its entirety by the terms of the Form of Restated Articles of Incorporation which is attached hereto as Appendix A.

         If adopted, Article I of the First Amended and Restated Articles of Incorporation would be: "The name of the Corporation shall be: Simclar, Inc."

         The board of directors believes that it is in the best interest of Techdyne, Inc. to amend its Restated Articles of Incorporation to change its name to Simclar, Inc., to avail Techdyne of the name recognition and additional market exposure that a more pronounced association with Simclar Group Limited may yield, while providing Techdyne with a new image to further its offerings of goods and services. In connection with the name change, Techdyne's stock symbol will be changed to "SIMC".

         Pursuant to Article X of the Restated Articles of Incorporation of Techdyne and Section 607.1003 of the Florida Business Corporation Act (the "Florida Act"), the affirmative vote of a majority of the shares of common stock represented at the meeting is required to amend Techdyne's Restated Articles of Incorporation. The procedure and requirements to effect an amendment to the Restated Articles of Incorporation of a Florida corporation are set forth in
Section 607.1007 of the Florida Act. The Florida Act does not provide for dissenter's rights of appraisal in connection with the amendment to the Restated Articles of Incorporation.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION. ABSTENTIONS AND VOTES WITHHELD FOR APPROVAL OF THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION CHANGING OUR NAME TO SIMCLAR, INC. WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE AMENDMENT.

OTHER MATTERS TO BE PRESENTED TO SHAREHOLDERS

         Management is not currently aware of any other matter to be presented for action at the Special Meeting other than Proposal No. 1 in the accompanying Notice of Special Meeting of Shareholders, the approval of the amendment to the Articles of Incorporation of Techdyne to change its name to Simclar, Inc., and management does not presently intend to bring any other matter before the meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the names and beneficial ownership of the equity securities of the Company and of Simclar Group Limited, our parent, for directors of the Company, individually itemized, and for directors and executive officers as a group, without naming them, and for each of the named executive officers described in the Summary Compensation Table included in the Information Statement dated April 30, 2003 delivered in connection with the 2003 Annual Meeting of Shareholders held on June 6, 2003, as filed with the Securities and Exchange Commission on April 30, 2003, and for shareholders known to the Company to beneficially own more than 5% of our voting securities as of July 28, 2003.



                                                          TECHDYNE
    NAME(1)                      POSITION                 MON STOCK(2)         %(3)
    -------                      --------                 ------------         ----

Simclar Group Limited        Parent                       4,745,120(4)        73.7

Samuel J. Russell            Chairman and CEO             4,745,120(4)        73.7

Barry Pardon                 President & Director            62,133              *

David L. Watts               CFO                             15,500(5)           *

Edward L. McGrath            V.P. and General Manager        15,000(5)           *

John Ian Durie               Director                        10,000              *

Christina M. J. Russell      Director                     4,745,120(4)        73.7

Thomas Foggo                 Director                             0              *

Kenneth Greenhalgh           Director                             0              *

James A. Clark               Director                             0              *

All directors and executive                               4,847,753(6)        75.3
officers of Techdyne as a group
(9 persons)


------------------
* Represent beneficial ownership of less than 1% of our outstanding common stock.

(1) The address for Simclar Group Limited and John Ian Durie is Pitreavie Business Park, Dumfermline, Fife KY11 5PU, Scotland, United Kingdom KY11 5PU. The address for Thomas Foggo is c/o Skene Edwards, 5 Albyn Place, Edinburgh EH2 4NJ. The address for Kenneth Greenhalgh is c/o OPT Limited, 21 Riverside Road, Wormit, Fife, Scotland DD6 8LP. The address for James
       A. Clark is c/o Scherer Industrial Group, 940 South West Street, Indianapolis, IN 46225. The address for Messrs. Russell, Pardon, Watts and Mrs. Russell is c/o Techdyne, Inc., 2230 West 77th Street, Hialeah, FL 33016.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(3)    Based on 6,435,345 shares outstanding as of July 28, 2003.

(4) Mr. and Mrs. Russell are deemed to be the beneficial owner of all Simclar Group Limited's ownership of the Company since they own 100% of the shares of Simclar Group Limited.

(5) Includes 15,000 shares of common stock issuable pursuant to options exercisable within 60 days of July 28, 2003.
(6)    See notes (4) and (5) above.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

       No director, executive officer, or associate of any director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to Techdyne's Restated Articles of Incorporation or in any action covered by the related resolutions adopted by the board of directors, which is not shared by all other shareholders.

                             ADDITIONAL INFORMATION

       Additional information concerning Techdyne, Inc., including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives at www.sec.gov.

                                       By order of the Board of Directors

                                       David L. Watts
                                       Corporate Secretary

                                                                     APPENDIX A

                                     FORM OF

                           FIRST AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                                 TECHDYNE, INC.

                             ----------------------

         The undersigned, Barry Pardon, President, and David L. Watts, Secretary of TECHDYNE, INC., the corporation organized under the laws of Florida (the "Corporation"), do hereby certify that by resolutions adopted by the Corporation's Board of Directors on July 2, 2003 and approved and authorized by the holders of the majority of the outstanding stock of the corporation at a Special Meeting of Shareholders held August 29, 2003, upon prior notice pursuant to Section 607.0705 of the Florida Business Corporation Act, adopted the following First Amended and Restated Articles of Incorporation that amends
Article I - Name pursuant to which the name of the corporation was changed to Simclar, Inc., and Article IX - Registered Agent or Registered Office, pursuant to which the Registered Agent of the corporation was changed to Barry Pardon:

                                ARTICLE I - NAME

         The name of the Corporation shall be:

                                  SIMCLAR, INC.

                              ARTICLE II - PURPOSES

         The purpose for which the Corporation is formed is to engage in any and all activities and business for any lawful purpose or purposes permitted under the laws of the United States and the laws of the State of Florida and to exercise any and all corporate powers provided for by the laws of the State of Florida.

                         ARTICLE III - AUTHORIZED SHARES

         The aggregate number of shares, which the Corporation shall have the authority to issue is 10,000,000 shares of common stock, $.01 par value per share. The Corporation may issue and deliver unissued or treasury shares, option rights or securities having conversion or option rights, whether presently or hereafter authorized, in such manner and for consideration as from time to time may be fixed by the Board of Directors. The Board of Directors may accept property, labor or payment in cash or any combination of the same for shares of common stock, $.01 par value per share, at a just valuation fixed by the Board of Directors. The common stock, $.01 par value per share, of the Corporation shall not be assessable, nor shall holders thereof or their property be liable for the debts of the Corporation to any extent whatsoever.

                             ARTICLE IV - EXISTENCE

         This Corporation will have perpetual existence unless dissolved according to law.

                          ARTICLE V - PLACE OF BUSINESS

         The place of business of this Corporation shall be 2230 West 77th Street, Hialeah, Florida 33016, with the privilege of having offices at other places either within or without the State of Florida and/or such other locations decided upon by the Board of Directors.

                              ARTICLE VI - CAPITAL

         The amount of capital with which this Corporation shall commence business is FIVE HUNDRED DOLLARS ($500).

                             ARTICLE VII - DIRECTORS

         The number of directors of the Corporation shall be such number, not less than three, as may be fixed from time to time by the Board of Directors in the manner prescribed in the By-laws of the Corporation. The Board of Directors shall be entitled to fill any vacancies in the Board of Directors caused by reasons of an increase in the number of directors or otherwise.

                       ARTICLE VIII - POWERS OF DIRECTORS

         The business of the Corporation shall be managed and its corporate powers shall be exercised by its Board of Directors. The Board of Directors shall have the power, without shareholder action, to exercise all of the corporate power to which the Corporation is entitled under the Florida law including but not limited to:

         1. The power to cause the Corporation to indemnify each director and officer of the corporation against all or any expenses reasonably incurred by such director or officer in connection of arising out of any action, suit or proceeding which such officer and director may be involved by reason of his or her being or having been an officer or director of the corporation (whether or not he or she continues to be an officer or director at the time of incurring such expenses) to the extent permitted by the laws of the State of Florida.

         2. The power to remove a director for cause, wherein by the judgment of the majority of the other directors, the continuation of the director in office would be detrimental to the interest of the Corporation. The Board of Directors may suspend a director for a reasonable period pending determination that cause exists for such removal.

         3. The power to cause the Corporation to loan money to, or guarantee an obligation of, or otherwise assist any officer or other employee of the Corporation or any subsidiary of the Corporation, including when authorized by majority of the entire Board, an officer or employee who is also a director of the Corporation, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation.

               ARTICLE IX - REGISTERED AGENT OR REGISTERED OFFICE

         The name of the registered agent of the Corporation is Barry Pardon and the registered office of the Corporation is 2230 West 77th Street, Hialeah, Florida 33016.

                               ARTICLE X - GENERAL

         Directors liabilities as well the absence of personal liability for monetary damages and conflicts of interest shall be governed by the Florida Business Corporation Act.

         These articles may be amended in the manner authorized by law at the time of amendment.

         IN WITNESS WHEREOF, we have hereunto set our hands and seals this __th day of ________, 2003.

                                       TECHDYNE, INC.

                                       By _______________________________
                                            BARRY PARDON, President

ATTEST:

-------------------------------------
DAVID L. WATTS, Secretary